UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2008

Cameron International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 27, 2007, Sheldon R. Erikson, the Company's Chief Executive Officer, adopted a Rule 10b5-1 trading plan ("Plan") with a broker, effective January 1, 2008. The Plan specifies the timing and market prices for the sales, subject to the terms and conditions of the Plan. Mr. Erikson entered into the Plan as part of his personal long-term investment strategy for asset management and liquidity. Mr. Erikson will have no control over the stock sales under the Plan. The Plan is scheduled to terminate on December 31, 2008. The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A 10b5-1 plan must be entered into in good faith at a time when an insider is not aware of material non-public information. Subsequent receipt by an insider of material non-public information will not prevent prearranged transactions under a 10b5-1 plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cameron International Corporation

January 7, 2008	By:	William C. Lemmer

Name: William C. Lemmer
Title: Senior Vice President, General Counsel & Secretary